UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 5, 2012

STEVIA NUTRA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170128	27-3038945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

37 Bannisters Road, Corner Brook, Newfoundland, Canada		A2H 1M5
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(709) 660-3056

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective March 5, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from AAA Best Car Rental Inc. to Stevia Nutra Corp.  In addition, our issued and outstanding shares of common stock increased from 10,400,000 shares of common stock to 156,000,000 shares of common stock, par value of $0.001, pursuant to a 1:15 forward split of our issued and outstanding shares of common stock.

Also effective March 5, 2012, our authorized capital increased from 75,000,000 shares of common stock to 200,000,000 shares of common stock, par value of $0.001.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on March 5, 2012 under the symbol “AAABD”.  The “D” will be placed on our ticker symbol for 20 business days.  A new symbol will be issued by FINRA after 30 business days to reflect the Company’s new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 860322106.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA NUTRA CORP.
/s/ Brian W. Dicks
Brian W. Dicks
President and Director

Date:	March 5, 2012